UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2007

Technical Olympic USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on January 30, 2007, Technical Olympic USA, Inc. (the "Company"), certain subsidiaries of the Company, the lenders party thereto (the "Lenders"), and Citigroup North America, Inc. as agent for the Lenders (the "Administrative Agent"), entered into an Amended and Restated Credit Agreement, dated as of January 30, 2007 (the "Amended Credit Agreement") which amended and restated in its entirety the Credit Agreement among the Company, the Lenders and the Administrative Agent dated as of March 9, 2006, as amended on October 23, 2006 and December 20, 2006.

As disclosed in the Company’s Current Report on Form 8-K filed on February 1, 2007 and pursuant to the Amended Credit Agreement, the Company has entered into a Pledge and Security Agreement, dated as of February 6, 2007 pursuant to which the Company granted liens on the equity interests of its direct subsidiaries to the Administrative Agent for the benefit of the Administrative Agent and the Lenders to secure its obligations under the Amended Credit Agreement. The Security Agreement dated as of October 23, 2006 between the Company and the Administrative Agent was also amended by Amendment No. 1 thereto to modify the assets subject to the security interests in favor of the Lenders. Amendment No. 1 to the Security Agreement was filed with the Company's Current Report on Form 8-K dated February 1, 2007.

The foregoing description of the Pledge and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

10.1 – Pledge and Security Agreement dated as of February 6, 2007 between the Company and the Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Olympic USA, Inc.

February 12, 2007	By:	/s/ Stephen M. Wagman

Name: Stephen M. Wagman
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Pledge and Security Agreement dated as of February 6, 2007 between the Company and the Administrative Agent.